PART II

OFFERING CIRCULAR

MOBODEXTER , INC.

616 Corporate Way, Suite 2-6564,

Valley Cottage, NY 10989

Up to 3,900,000 Common Shares of Common Stock

Minimum purchase: 1000 Shares ($1000)

We are offering up to 3,900,000 Class “A” shares of common stock on a “best efforts” basis, with no minimum amount of shares that must be purchased, all investor funds will be available to the company upon commencement of this Offering. The shares will be issued in the minimum amount of 1000 common shares ($1000) and in multiples of 1000 shares. There will be two classes of authorized common stock outstanding after the offering; Class “B” common stock receives 10 votes per share; and two executive officers own all of the Class “B” common shares.

The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each share will be offered at its principal amount, one dollars ($1.00). There is a minimum purchase amount of 1000 shares, for an aggregate purchase price of one thousand ($1000.00) dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 9. This offering circular relates to the offer and sale or other disposition of up to three million mine hundred thousand (3,900,000) common shares, at a price of $1 per share. See “Securities Being Offered” beginning on page 30.

This is our offering, and no public market currently exists for our shares. The Offering price may not reflect the market price of our shares after the Offering. The Company does not intend to seek a public listing for our shares. Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the shares offered hereby or on such earlier date as the Company may terminate the Offering. The shares offered hereby are offered on a “best efforts” basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	shares	Public (3)	commissions (1)	issuer (2)	other persons
Per share	1	$1	$0.00	$1	$0.00
Total Minimum	1000	$1000	$0.00	$1000	$0.00
Total Maximum	3,900.000	$3,900,000	$0.00	$3,900,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.

(2)

The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the shares.

(3)	The Shares are offered in denominations of $1000 and any even multiple thereof. The minimum subscription amount is $1000.

We are following the “Offering Circular” format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is of March 16, 2017

TABLE OF CONTENTS

SUMMARY OF INFORMATION IN OFFERING CIRCULER…………………………….….……....4

RISK FACTORS…………………………………………………………………………………................9

DILUTION……………………………………………………………………………………………...….18

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS……………………………..…19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS……………………………………………………………...….…..26

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES……………...……...29

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS……………………...….........31

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS………..32

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS………….........33

SECURITIES BEING OFFERED………………………………………………………………...…...…34

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1. SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to Mobodexter , Inc.  unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:	We were incorporated under the laws of the State of Delaware on November 22, 2013. Our principal office is located at 616 Corporate Way, Suite 2-6564, Valley Cottage, NY 10989
Capitalization:

Our articles of incorporation provide for the issuance of up to 75,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus, there are 20,000,000 shares of our common stock issued and outstanding. Chandramouli Srinivasan owns 9,738,406 Class “B” shares, Kavitha Gopalan owns 9,738,406 Class “B” shares and Other shareholders own the total 523,188 common shares. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:

Chandramouli Srinivasan

Co-founder, CEO & President

Mouli is a Co-Founder of MoboDexter and an Ex-Intel and Ex-HP veteran. Mouli has overall industry experience of 17+ years in product engineering in HP & Intel. He is a technology innovator and holds multiple U.S. patents/Research publications to his credit. Prior to MoboDexter, he held a position in Intel as an Engineering Manager, and has built new teams from scratch and lead them to deliver numerous complex product & transitions on record TTM goals. Mouli has won many top performance accolades and awards in his career at HP & Intel. He is leading MOBODEXTER as the CEO since founding the company and one of his key accomplishments is the fact that he lead the company to generate revenue within 3 months of operation. He has led the company to consistant revenue growth and at the same time has pivoted into IoT products/platforms from being mobile apps and product engineering service providers.  A few of the top innovations in Mobodexter such as IoT on ToR and IoT on BlockChain are Mouli's brainchildren.

Mouli holds a Bachelor of Engineering Degree in Electronics & Communication from one of top Engineering Colleges in India and also holds PMP & SCRUM certifications.  He is viewed by the industry as one of the top IoT leaders and Influencers on social media with a very strong entrepreneurial acumen.  He is also an active member of Leadership Excellence at the Harvard Square & Project Management Institute.

Kavitha Gopalan

Co-founder& CMO

Kavitha is the second Co-Founder of MoboDexter and is an Ex-Intel veteran. Kavitha has an overall industry experience of 16+ years in technical marketing and application engineering. She is specialized in hardware design and has contributed to multiple designs.  Prior to MoboDexter, she held a position in Intel as a Program Manager and has lead the  hardware design initiatives on Core, Atom & Xeon platforms for Intel OEM & ODM partners that includes Samsung, Toshiba & LG. Kavitha has won many top performance awards from managing some of the toughest OEMs in Intel. She is leading MOBODEXTER as a CMO and has been instrumental in building sales & marketing initiatives, building partners and client relationships. She is also one of the top content creators in the IoT space and has written a lot of technology and business content on IoT for many digital magazines. A few of the top innovations in Mobodexter such as HiveyPie and Edge Computing are Kavitha's brainchildren.

Kavitha holds a Bachelor of Engineering Degree in Electronics & Communications from one of top Engineering Colleges in India. She also holds a Master of Science in Computer Science from Manipal University. She is viewed by the industry as a strategic leader with very strong thought leadership skills in the partner and client management side. She is also an active member of many worldwide Women Entrepreneurship forums.

Controlling Shareholders:

Our Officers and/or Directors constitute the majority of our stockholders: Chandramouli Srinivasan owns 9,738,406 Class “B” shares, Kavitha Gopalan owns 9,738,406 Class “B” shares. As such, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering.

5

Shell Company Status:

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific expansion/growth plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business
Description of Operations:

Mobodexter, Inc. has developed an IoT platform “PAASMER.”

PAASMER is a simple, elegant and affordable software solution that has all the components needed to launch smart, connected, automated and control based IOT products in the market. Our partnership with the hardware vendors and our alignment with various Industry standards allow the client to choose the right hardware for their IOT product and our ready-to-use, easy-to-deploy software for various components such as IOT Gateway, Connection software, Mobiles applications, Cloud and Analytics in which gives the flexibility to launch an IOT product within months.

The PAASMER IOT platform is a true IOT platform that allows the integration of various IOT devices and provides a channel for seamless information flow from devices to the application. It provides reliable and secure connectivity, device management, storage, analytics as well as Machine Learning.

Historical Operations:	Mobodexter, Inc. has been in operation since November 22, 2013.
Current Operations:	The Company is currently in operation with their software PAASMER. The Company has been making revenue since 2014, and is currently focused on the growth of the company.

Growth Strategy:

The Company has an extensive plan that includes a comprehensive growth strategy. The Company is using funds to expand the growth of their software, PAASMER. The Company has started increasing clientele with PAASMER and began gaining media attention to further accelerate growth through client base.

The Company’s strategy for acquiring customers are through referrals from our existing customer base; social media marketing (lead generation and lead nurturing proframs through social media caompaigns); marketing strategies such as trade-shows, email campaigns, and weekly newsletters to leads; and sales that include inbound and an outbound sales process that involves calls, meetings and demos.

The Offering
Class of Securities Offered:	Common share class “A”, face value $1
No. of shares being Sold in the Offering:	Maximum of 3,900,000 shares of common stock at $1 per share
Offering Price:	The Company intends to offer the common shares at a price of $1 per share. There is a minimum purchase amount of one thousand shares (1000) for an aggregate purchase of $1000.

As of the date of this Prospectus, there are 20,000,000 shares of the Company’s common stock issued and outstanding. Chandramouli Srinivasan owns 9,738,406 Class “B” shares, Kavitha Gopalan owns 9,738,406 Class “B” shares,. Our two officers and directors own the majority issued and outstanding shares, and Other shareholders own the total 523,188 common shares.

No. of Shares Outstanding:

Irrespective of the relative success of the offering, there will remain 20,000,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemplated herein. Chandramouli Srinivasan owns 9,738,406 Class “B” shares, Kavitha Gopalan owns 9,738,406 Class “B” shares and Other shareholders own the total 523,188 common shares.

Termination of the Offering:

The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum number of Shares being sold, 365 days from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering registration costs to be $30,000.  If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

7

Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:

Our officers and directors currently own the majority of the issued and outstanding common stock of the company, and will continue to own all of the common shares to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:

We are offering our common stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

2.    Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related shares, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Specific to Mobodexter

1. IoT is an evolving field where there are no defined technology standards or practices and organizations are still evaluating their implementation strategy. Hence PAASMER has the risk of staying relevant in this context.

2. PAASMER has acquired a few customers and is working on a strong pipeline of leads who want to implement IoT solution in the short-term or long-term. Hence there is risk of these leads not converting into a client in the near term.

3. PAASMER's current revenue generation is nominal given that this is platform launched in 2016 and revenue generation is expected to be exponential over a period of time. There is potential risk that the revenue generation is turns out to be linear.

4. PAASMER's access to capital is very small and there is a lot of development and sales work to be done to catch up with the fast paced competitors in the market. Some of the competitors have raised up to $65 Million funds to be aggressive in the market. There is a potential risk that smaller fund avialability could impact the ability to sell aggressively to the market.

5. Many established players like Amazon, Google, Microsoft, Oracle, SalesForce, SAP have launched their IoT cloud platform and are offering free 1 year cloud subscription to everyone signing up. This has a potential risk for us to offer similar subscription on the cloud side and this could impact our revenue projection for the cloud subscription part of the revenue component.

6. PAASMER's partner ecosystem especially on the System Integration partners is not strong. This is a potential risk for delivering large scale enterprise projects as well for having two way revenue contribution by PAASMER and partners. This could impact our ability to sign large deal clients.

Risks Related to Our Operations

Small company in the growth phase.

There are always unpredictable changes within the technology industry that may have negative effects on our business. These changes are including but not limited to: federal regulations, fast changing technology, and large competitors with more access to working capital. We are a small company with little name recognition in the industry.

With respect to the technology business, we are a growth stage company with one facility and just a few years of operating history. As such, you will be investing in a growth stage company and your investment will be subject to the risks involved in investments in such companies.

We anticipate that we may possibly incur significant losses in the future.

We expect to incur losses for the foreseeable future as we are in the stages of growth, and we expect that these losses may increase as we continue seeking to grow our audience and operations. The size and duration of our future losses will depend, in part, on the rate of future growth of our expenses and revenues. In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect the timing of our financial and operating expectations. Even if we are able to grow our revenues, this may not occur quickly enough to sustain our operations.

A portion of our projected revenue would be generated from B2B client services, in which a percentage of transactions will be collected or specifically structured fees will be incurred. We may face impediments to developing meaningful revenue through consumer services.

Our software platform could fail to support our consumer services for a number of reasons: this includes a failure to service to consumers or to gain traction with consumers. The success of our service plans may face other impediments; if we are unable, for example, to price services at a level that attracts subscribers and provides us with meaningful revenue, we may incur loss. If we are not successful in devising and implementing an attractive service for consumers, we will fail in developing one of our projected methods of earning revenue, and our business may be adversely affected.

Our future revenue depends on our ability to retain and grow our intended consumer base through satisfying consumer services. If we are unable to provide such services and retain or grow our consumer base, our business could be adversely affected.

Our future revenue is dependent on our ability to retain and grow our consumer base that we plan to establish by providing a satisfying and differentiating product that caters to consumer needs and wants. Audience tastes and attitudes towards digital services change and our services may not appeal to our audience over the long term. If we are unable to evolve with current popular, our ability to provide satisfactory service in a way that continues to attract consumers may be hindered. If we are unable to offer sufficiently attractive services, we may be unable to grow and may experience declines in our audience and intended loyal consumer base, which would adversely affect business.

If we are unable to effectively manage growth and maintain reasonable operating costs, our results of operations and financial condition may be adversely affected.

Our plans require significant expansion of our business. If we are unable to effectively manage our employees or accurately anticipate and manage our future growth, our business may be adversely affected. Our business model depends on us maintaining manageable operating costs for the consistent maintenance of our service. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs within budget or maintain key performance measures for our services. Our success in managing our expansion and growth in a cost-effective manner will require us to upgrade and improve systems, procedures and controls. If we are unable to adapt our systems and put adequate controls in place in a timely manner, our business may be adversely affected. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition.

We use certain performance metrics that are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics, or real or perceived failures of such metrics to measure or predict the success of our business, could negatively affect our business.

We use certain key metrics to internally assess our business performance and to present our business to potential advertisers, investors and others. These metrics include total number of clients and projects. While our metrics are based on what we believe to be reasonable measurements and methodologies, there are inherent challenges in deriving our metrics and measuring them precisely, especially across large online and mobile populations around the world. If advertisers, investors and others do not perceive our metrics to be accurate, or if they in fact are not accurate, or if there are real or perceived failures of such metrics to measure or predict the success of our business, it could negatively affect our business.

We operate in an immature and rapidly evolving industry and have a relatively new business model, which makes it difficult to evaluate our business and prospects.

The industry in which we operate is characterized by rapidly changing technology and media, evolving industry standards and shifting user and client demands. Our business model is also evolving and is different from models used by other companies in our industry. As a result of these factors, the success and future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these risks and uncertainties, some of which relate to our ability to:

-	Increase the number of our clients and grow a client base;
-	Develop relationships with businesses and other sources to attract users;
-	Expand operations and implement and improve our operational, financial and management controls;
-	Raise capital at attractive costs, or at all;
-	Attract and retain qualified management, employees and independent service providers;
-	Successfully introduce new processes, technologies products and services and upgrade our existing processes, technologies, products and services;
-	Protect our proprietary processes and technologies and our intellectual property rights; and
-	Respond to government regulations relating to the Internet, personal data protection, email, software technologies, cyber security and other regulated aspects of our business.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

Our business depends on our developing a strong brand, and if we fail to develop and maintain our brand in a cost-effective manner, or business could be adversely affected.

Developing our brand is an important aspect of our efforts to attract and expand our audience, user, advertiser and partner base. We believe that the importance of brand recognition is increased by the relatively low barriers to entry in certain portions of the Internet market. The development of our brand will depend largely on our ability to provide high-quality, consistent and differentiating services. We have spent and expect to continue spending money and other resources on the establishment and maintenance of our brand; this includes advertising, marketing, and other brand-building efforts in order to preserve and enhance consumer awareness of our brand. Our brand may be negatively affected by a number of factors, such as product malfunctions, data protection and security issues, exploitation of our trademarks by others without permission, poor presentation or integration of our services and the advertising we carry. If we are unable to maintain or enhance our brand in a cost-effective manner, or if we incur excessive expenses in these efforts, our business may be harmed.

Our business depends on continued and unimpeded access to the Internet by our intended consumer base and us. Internet access providers or distributors may be able to block, degrade or charge for access to our services, which could lead to additional expenses and the loss of viewers, consumers and advertisers.

Products and services such as ours depend on our ability and the ability of our users to access the Internet. Currently, companies that have significant market power in the broadband and internet access marketplace mostly provide such access; this includes incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers. Some such providers may take measures that could degrade, disrupt, or increase the cost of user access to products or services such as ours. This may happen by restriction or prohibition of the use of their infrastructure (which is used to support or facilitate product or service offerings such as ours), or by charging increased fees to businesses such as ours to be able to provide our service or to have users access that service. Such interference could result in a loss of existing users and advertisers, and increased costs. This could also impair our ability to attract new users and advertisers, thereby harming our revenues and growth. The adoption of any laws or regulations that limit access to the Internet by blocking, degrading or charging access fees to us or our users could reduce the demand for, or the use of, our products and services, increase our costs of doing business and adversely affect our operating results.

Security breaches and other network and information systems disruptions could affect our ability to conduct our business effectively.

Our information systems store and process confidential user, employee, advertiser and other sensitive personal and business data; therefore, the maintenance of our network security is of critical importance. We use third-party technology and systems for a variety of information systems operations, including encryption and authentication technology, employee email, domain name registration, content delivery to customers, back-office support and other functions. Our systems, and those of third parties upon which our business relies, may be vulnerable to interruption or damage due to reasons out of our control.

Despite implementing all possible security measures, our information systems, and those of our service providers have been, and will likely continue to be, subject to disruption or attack. Such an event could result in a disruption of our services, improper disclosure of personal data, or confidential information. This could harm our reputation, require us to expend resources to remedy such a security breach, require us to defend against further attacks, divert management’s attention and resources, or subject us to liability under laws that protect personal data. This all may result in increased operating costs or loss of revenue.

We have implemented controls and taken other preventative measures designed to strengthen our systems against disruptions and attacks, including measures designed to reduce the impact of a security breach at our third-party vendors. Although the costs of the controls and other measures we have taken to date have not had a material effect on our financial condition, our results of operations, or our liquidity, there can be no assurance as to the cost of additional controls and measures that we may conclude to be necessary in the future.

We face significant competition in all aspects of our business.

We operate in a highly competitive environment. Our video streaming and conferencing service competes for advertising and user revenue with both traditional and new service providers. We expect this competition to intensify because of continued innovation and development of digital platform technologies, and new media providers offering such similar streaming services. Competition among companies offering online services are intense and new competitors can quickly emerge. Some of our current and future competitors may have greater resources or better competitive positions in certain areas than we do. These factors may allow our competitors to respond more effectively to new technologies and changes in market conditions than we are able to.

Our ability to compete effectively depends on many factors both within and beyond our control, including, among others:

-	our ability to attract high-quality users that would bring in large audiences and therefore consumer loyalty;
-	our ability to monetize our services;
-	the popularity, relevance, ease of use, and reliability of our services;
-	the engagement of our users with our services;
-	our ability to attract, retain, and motivate talented employees and executives;
-	our ability to effectively target audiences with relevant advertising;
-	our ability to manage and grow our operations in a cost-effective manner; and
-	our reputation and brand strength relative to those of our competitors.

Acquisitions and strategic investments could result in unanticipated liabilities and otherwise adversely affect our operations.

Certain transactions may result in the reduction of our cash resources, dilutive issuances of our equity securities, or the incurrence of debt. Such transactions may also result in amortization expenses related to intangible assets. Our acquisitions and strategic investments to date have been accompanied by a number of risks, including:

•	the difficulty of integrating the operations, personnel, systems, and controls of acquired companies as a result of cultural, regulatory, systems, and operational differences;
•	the potential disruption of our ongoing business and the distraction of management;
•	the incurrence of additional operating losses and operating expenses;
•	the difficulty of integrating acquired technology and rights into our business and unanticipated expenses related to such integration;
•	the failure to successfully further develop an acquired business or technology and any resulting impairment of amounts currently capitalized as intangible assets;
•	the failure of strategic investments to perform as expected or to meet financial projections;
•	the potential for patent and trademark infringement and data privacy and security claims against the companies we acquired or invested in;
•	litigation or other claims in connection with acquisitions, acquired companies, or companies in which we have invested;
•

the impairment or loss of relationships with customers and partners of the companies we acquired or in which we invested or with our own customers and partners as a result of the integration of acquired operations;

•	the impairment of relationships with, or failure to retain, employees of acquired companies or our existing employees as a result of integration of new personnel;
•	in the case of foreign acquisitions and investments, the impact of particular economic, tax, currency, political, legal and regulatory risks associated with specific countries; and
•	the impact of known potential liabilities or unknown liabilities, including as a result of inadequate internal controls, associated with the companies we acquired or invested in.

We are likely to experience similar risks in connection with future acquisitions and strategic investments. Our failure to successfully address these risks or other problems encountered in connection with past or future acquisitions and strategic investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and otherwise harm our business.

If we do not manage our operating expenses effectively, we may lose profitability.

We plan to continue to manage costs as efficiently as we can. However, our operating expenses might increase as we expand our operations in areas of desired growth, develop and extend our brand, expand our distribution platforms, acquire additional employees and acquire and integrate complementary technologies. If our expenses increase at a faster pace than our revenues, or if we otherwise fail to effectively manage costs, we may lose profitability.

Our success depends on our ability to respond and adapt to changes in technology and consumer behavior.

Technology in the media industry continues to evolve rapidly. Advances in technology have led to an increasing number of methods for video streaming and conferencing. These developments are driving changes in consumer behavior and the ways companies deploy their advertising spend. Unless we are able to use new and existing technologies to distinguish our product and services from those of our competitors and engage users, our business may be adversely affected.

Changes in technology and consumer behavior pose a number of challenges that could adversely affect our business. For example, among others:

-	we may be unable to expand the use of our products and services to other platforms that consumers find engaging;
-	there may be changes in user sentiment about the quality or usefulness of our services;

13

-	technical or other problems could prevent us from delivering our product in a reliable manner or otherwise negatively affect the user experience;

Responding to these challenges may require significant investment. There can be no assurance that we will be able to raise the funds necessary to make these investments, on commercially reasonable terms or at all.

If we are unable to recruit, hire, motivate, and retain key personnel, we may not be able to execute our business plan.

Our business depends on our ability to recruit, hire, motivate and retain talented, highly skilled management, customer service, technical and other personnel. Achieving this objective may be difficult due to many factors, including fluctuations in global, national and regional economic and industry conditions, competitors’ hiring practices and the effectiveness of our compensation programs. If we do not succeed in retaining and motivating our existing key employees, and in attracting new key personnel, we may be unable to execute our business plan and grow our business. As a result, our business may be adversely affected.

Our business may suffer if we cannot protect our intellectual property.

Our business depends on our intellectual property, including our trade secrets, services, content, and internally developed technology. We believe our proprietary knowledge and other intellectual property rights are important to our success and our competitive position. Unauthorized parties may attempt to copy or otherwise unlawfully obtain and use our content, services, technology and other intellectual property, and we cannot be certain that the steps we have taken to protect our proprietary rights will prevent any misappropriation, confusion among consumers and merchants or unauthorized use of these rights.

Advancements in technology have made the unauthorized duplication and wide dissemination of unique technologies easier, making the enforcement of intellectual property rights more challenging. In addition, our business and the risk of misappropriation of our intellectual property rights have become more global in scope, and we may not be able to protect our proprietary rights in a cost-effective manner in a multitude of jurisdictions with varying laws.

If we are unable to procure, protect and enforce our intellectual property rights, including maintaining and monetizing intellectual property rights to our content, we may not realize the full value of these assets, and our business may suffer. In addition, if we must litigate in the United States or elsewhere to enforce our intellectual property rights or to determine the validity and scope of our rights and the rights of others, such litigation may be costly and divert the attention of our management.

In the future, we may be subject to claims of intellectual property or copyright infringement that could adversely affect our business.

Infringement claims may require us to enter into royalty or licensing agreements on unfavorable terms, use more costly alternative technologies or otherwise incur substantial monetary liability. Additionally, such claims may require us to alter our operations. The occurrence of any of these events as a result of such claims could adversely affect our business.

Adverse results from litigation could affect our business practices and operating results.

From time to time, we may be party to litigations and other proceedings. Adverse outcomes in lawsuits or similar proceedings may result in monetary damages or injunctive relief that could adversely affect our results of operations or financial condition as well as our ability to conduct our business as intended.

The use of open source software in our hardware and applications may expose us to additional risks.

Some of our hardware and applications use software covered by open source licenses. From time to time, there have been claims challenging the ownership of open source software against companies that incorporate such software into their products or applications. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional development resources to change our operations. In addition, if we were to combine our applications with open source software in a certain manner, we could, under certain open source licenses be required to release the source code of our applications. If we inappropriately use open source software, we may be required to redesign or discontinue the use of our applications or take other remedial actions.

A variety of new and existing United States and foreign laws and regulations could subject us to claims, judgments, monetary liabilities and other remedies, and to limitations on our business practices.

We are subject to numerous United States and foreign laws and regulations covering a wide variety of subject matters. New laws and regulations, changes in existing laws and regulations or the interpretation of them, our introduction of new products or services or forms of advertising, or an extension of our business into new areas could increase our future compliance costs; this would make our product and services less attractive to our users or cause us to change or limit our business practices. We may incur substantial expenses to comply with laws and regulations or defend against claims of noncompliance. Further, any failure on our part to comply with any relevant laws or regulations may subject us to civil or criminal liabilities, penalties, and negative publicity.

The application of existing domestic and international laws and regulations to us relating to issues such as user privacy and data protection, security, defamation, pricing, advertising, taxation, promotions, billing, real estate, consumer protection, accessibility, content regulation, quality of services, law enforcement demands, telecommunications, mobile, and intellectual property ownership and infringement in many instances is unclear or unsettled. United States export control laws and regulations also impose requirements and restrictions on exports to certain nations and persons. Internationally, we may also be subject to laws regulating our activities in foreign countries and to foreign laws and regulations that are inconsistent from country to country.

The Digital Millennium Copyright Act (“DMCA”) is intended, in part, to limit the liability of eligible online service providers for caching, hosting, listing or linking to third-party websites or user content that include materials that give rise to copyright infringement. Portions of the Communications Decency Act (“CDA”) are intended to provide statutory protections to online service providers who distribute third-party content. We rely on the protections provided by both the DMCA and the CDA in conducting our business, and may be adversely affected by future legislation and future judicial decisions altering these safe harbors or if international jurisdictions refuse to apply similar protections.

Various United States and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. These laws currently impose restrictions and requirements on our business, and future federal, state or international laws and legislative efforts designed to protect children on the Internet may impose additional requirements on us.

 Risks Related to Our Securities

There is no current established trading market for the Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Common Stock, and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their shares or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our shares.  The offering price for the shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus, the Company had 20,000,000 shares of common stock outstanding. Chandramouli Srinivasan owns 9,738,406 shares, Kavitha Gopalan owns 9,738,406 shares. Other shareholders own the total 523,188 common shares. Accordingly, we may issue up to an additional 54,460,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

3.    DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this Offering. The following table demonstrates the dilution that new investors will experience relative to the company’s net tangible book value as of December 31, 2016 of $383,657.15. Net tangible book value is the aggregate amount of the company’s tangible assets, less its total liabilities. The table presents three scenarios: a $1.3 million raise from this Offering, a $2.6 million raise from this Offering and a fully subscribed $3.9 million raise from this Offering.

	$1,300,000MM Raise	$2,600,000 MM Raise	$3,900,000MM Raise
Price per Share	$1.00	$1.00	$1.00
Shares Issued	1,300,000	2,600,000	3,900,000
Capital Raised	$1,300,000	$2,600,000	$3,900,000
Less: Offering Costs	$(30,000)	$(30,000)	$(30,000)
Net Offering Proceeds	$1,270,000	$2,570,000	$3,870,000
Net Tangible Book Value Pre-Financing	$383,657.15	$383,657.15	$383,657.15
Net Tangible Book Value Post-Financing	$1,653,657.15	$2,953,657.15	$4,253,657.15

Shares Issued and Outstanding Pre-Financing as of August 31, 2016	20,000,000	20,000,000	20,000,000
Post-Financing Shares Issued and Outstanding	21,300,000	22,600,000	23,900,000

Net Tangible Book Value per Share Prior to Offering	$0.019	$0.019	$0.019
Net Tangible Book Value per Share After Offering	$0.077	$0.130	$0.177

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, if the maximum offering price is reached:

Maximum Offering:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Shareholders	20,000,000	81%	417,192.38	10.00%	$0.02
New Investors	3,900,000	19%	3,900,000	90.00%	$1.00
Total	23,376,812	100.0%	4,317,192	100.0%	$0.98

Another important way of assessing dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock. If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock. Therefore, all of the company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4.    PLAN OF DISTRIBUTION

We are offering a maximum of 3,900,000 common shares with no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our shares using our best efforts and no one has agreed to buy any of our shares.  This prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of shares we must sell so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by Chandramouli Srinivasan, the Company’s Chief Executive Officer.  All our company officers will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares.  No sales commission will be paid for shares sold by our officers; they are not subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, Mobodexter’s chief officers primarily perform substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.  They have not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 3,900,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $1 the net proceeds from the sale of the 3,900,000 shares in this Offering will be approximately $3,870,000, after deducting the estimated offering expenses of approximately $30,000.

We will utilize the net proceeds from this offering to grow the team, salaries for the team, operational costs, infrastructure costs, marketing for our products, and other operating expenses. None of the proceeds will be used to compensate or otherwise make payments to our officers or directors; however and as per the USCIS non-immigrant visa guidelines, Mobodexter Inc. is liable to pay compensation to the current directors as per the minimal wages requirements laid out by the labor commission as they are non-immigrant visa holders.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion, see the Company’s Plan of Operation.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	975,000	1,950,000	2,925,000	3,900,000
Gross Proceeds	$975,000	$1,950,000	$2,925,000	$3,900,000
Total Before Expenses	$975,000	$1,950,000	$2,925,000	$3,900,000

Offering Expenses
Legal & Accounting	$24,500	$24,500	$24,500	$24,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
Total Offering Expenses	$27,750	$28,250	$29,000	$30,000

Amount of Offering Proceeds Available for Investment	$947,250	$1,921,750	$2,896,000	$3,870,000

Expenditures
Operation Expenses (1)	$947,250	$1,921,750	$2,896,000	$3,870,000
Working Capital Reserves	$	$	$	$
Total Expenditures	$947,250	$1,921,750	$2,896,000	$3,870,000

Net Remaining Proceeds	$-	$-	$-	$-

(1) "Operation Expenses" are expenses related to our working capital expenses. These expenses include but are not limited to travel and communications expenses, non-refundable employee payments, accounting fees, marketing, salaries, infrastructure costs and miscellaneous expenses. The presentation in the table is based on the assumption that we will not borrow any money for our operation.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we may need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESCRIPTION OF BUSINESS

Our Company

Mobodexter , Inc. was incorporated under the laws of Delaware on November 22, 2013. Our principal executive offices are located at 616 Corporate Way, Suite 2-6564, Valley Cottage, NY 10989.

Mobodexter , Inc. is a company dedicated to providing software for IoT companies to build and launch.

Nest and Sonos were the tip of the iceberg — connected devices or Internet of things has emerged as the next frontier of technology to make our lives better by seamlessly connecting humans to our environment. Our platform is ready - we’ve already partnered with Amazon for robust cloud storage and Intel, Qualcomm, Advantech and Microsoft to simplify IoT hardware. This industry is about to explode and Mobodexter will be the backend software that powers an entire connected hardware revolution.

- Intel Partnership: We have signed a partnership agreement with Intel to support our software on their gateway hardware platforms like DK300, DK100 and DK50. As per the partnership agreement Mobodexter is allowed to sell PAASMER software + Intel Hardware as a single bundle to Mobodexter's clients on a special pricing for the hardware. More details here: http://www.intel.com/content/www/us/en/partner/programs-overview.html & http://www.intel.sg/content/www/xa/en/technology-provider/overview.html

-  Qualcomm: We have signed a partnership agreement with Qualcomm to support our software of their gateway hardware platforms based on snapdragon processors like Dragonboard. As per the partnership agreement Mobodexter is allowed to sell the PAASMER software + Qualcomm Hardware as a single bundle to Mobodexter's clients on a special pricing for the hardware. Qualcomm does not have a formal partner program like others and hence we are not able to provide a link.

-  Amazon Web Services (AWS) :  We have signed a partnership agreement with AWS whereby we are an active member of Amazon Partner Network (APN) program.  As an APN partner, we are allowed to build and sell AWS IoT cloud based cloud services to our clients at special rates. More details available in this link: https://aws.amazon.com/partners/

-  Microsoft : We have signed a partnership agreement with Microsoft whereby we are paid member of  Azure Microsoft Partner Network (Azure MPN) program.  As an MPN partner, we are allowed to build and sell Azure IoT  based cloud services to our clients at special rates. More details available in this link: https://partner.microsoft.com/en-us/membership

- Gartner: Gartner is signed as our technology advisor. We get to discuss our technology/marketing strategy and direction with dedicated  Gartner analysts and get them validated. This discussion helps to fine tune our strategy and direction with respect to market and competition. We also have access to Gartner's research articles in technology space and also have an opportunity to get featured in their research.

obodexter makes it simple for Internet of Things companies to build and launch. We handle all the complicated backend software so teams can focus on beautiful products. Just as Amazon Web Services supports millions of websites, Mobodexter will be the out-of-the-box foundation that powers the entire IoT industry. Eventually every smart lightbulb, thermostat, Bluetooth and Wi-Fi device will rest on our Paasmer software. Mobodexter is the foundation of a connected future that’s only just begun.

Don't make the mistake of underestimating the Internet of Things and its radical effect on business. Companies like UPS, Boeing, GM and Starbucks (to name a few) are all embracing IoT. Yet the current strategy to build backend IoT software in house stifles innovation and costs companies huge profits in the long run. They need an end-to-end solution to make it simple to launch new products without the headache of complicated backend systems.

The MoboDexter team has developed the flexible and versatile software that ties it all together and makes it simple for companies to focus on real innovation and not just the costly foundational infrastructure.

In the long term, PAASMER’s goal is to enable Artificial intelligence so that Things can act with their own intelligence in the best interest of the user. MoboDexter has arrived at the perfect time just when the IoT industry is about to hit exponential growth. This is an incredible value proposition and opportunity for their investors.

The revenue generation comes from three different streams:
1) Professional & Consultancy services to build the solution.
2) Licensing fees on the gateway OS
3) Subscription fees on the cloud.
We expect the services component to be higher in the initial phases and then taper down as we engage more partners to enable our clients.

Our Competitive Strengths

What we do is to offer a gateway based data intelligence that means the client does not have a need to go to a cloud based cloud analytics unless it is absolutely necessary. What we do is make the sensors and gateways intelligent with our software so that the client goes to cloud and analytics only if there is a need. That can benefit them through cost of maintaining the solution from a long term perspective. Most of these components are offered as freemium to our clients at the prototype stage and then they would start paying us for services, subscription and licenses once they go to production. This model is unique compared to our competitors who are offering only parts of the solution such as cloud freemium without the entire solution stack as freemium.

IoT Platform comprises of two solution components mainly Edge (Internal) and Cloud (External). Most of the IoT platform (about 90%) focuses on Cloud part of the platform only. Most times our prospects are tempted to use Cloud to build their IoT solution. However, in the longer run the platform costs would spiral as the data grows on the cloud. It is important that the most critical and complex Edge part is designed in a efficient way to keep the platform costs nominal on the long run. Therefore, PAASMER's focus is to enable the edge to be more powerful by providing all the key components including analytics the Edge. This means that PAASMER makes sensors and gateway more powerful by enabling them with the power of Fog computing.

There are more than 300 IoT platforms in the market today and the number is continuing to grow. Innovative Startups, hardware and networking equipment manufacturers, enterprise software and mobility management companies are all competing to become the best IoT platform on the market.

Various strategies are visible with companies:

•Organic bottom-up approach: Starting with the connectivity part and building out platform features from the bottom-up (e.g., Ayla Networks, Solair, Paasmer)

•Organic top-down approach: Starting with the analytics part and building out platform features from the top-down (e.g., IBM IoT Foundation, Azure IoT, AWS IoT, Oracle IoT, SalesForce IoT, Bosch Software, SAP HANA, Google Cloud)

•Partnership approach: Striking alliances to offer the full package (e.g., GE Predix & PTC Thingworx)

•M&A approach: Targeted acquisitions (e.g., Amazon – 2lemetry, Cisco – Jasper) or contenders performing strategic mergers (e.g., Nokia & Alcatel-Lucent)

MoboDexter’s PAASMER platform provides best in class high speed database in a Memory SQL database for enhanced performance and has innovative edge analytics with edge local storage and analytics for optimization and cost effectiveness. MoboDexter has built PAASMER with an advanced security system with built-in dynamic encryption management based on location, context and time.

The Company retains a competitive edge with its dynamic cloud management system that holds a built-in agent to connect to any of the Hyper scale providers such as AWS, Google and Azure; we also built unique features such as a modular OS with a small footprint that is optimized for edge or Cloud and Configurable Modules.

Target Markets: Our target market includes SMB Enterprises that are planning to implement IoT projects. We so far have found clients within connected home, healthcare, M2M and retail industries.

Industry Overview: Data from our advisor, Gartner Inc, states that the IoT Platform market is expected to touch 900 Million USD in 2016 and is expected to double in 2017.

Competition

Our main competitors include the following:

Ayla Networks: PAASMER differs from Ayla because it is a platform that is much more flexible to integrate and is efficient in helping clients for a faster Time To Market. Ayla is more focused in enabling ODMs while PAASMER is focused on four major verticals such as Connected Home, HealthCare, M2M and Retail.

Machineshop: PAASMER differs from Machineshop as it provides a complete operating system bundled with all libraries for clients to easily integrate. Machineshop provides only the libraries required. Therefore, the time to take to integrate an IoT solution is lower in PAASMER.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Employees:

The Company has a mid-double digit employee head count. We are planning to be at a low triple digit head count within the next year. The Company has the right type of talent onboard and the talent growth plan is aligned to our roadmap with a cross-Geo concentration.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal office is located at at 616 Corporate Way, Suite 2-6564, Valley Cottage, NY 10989..

Our branch office is located at Suite#103, 3415, Greystone Drive, Austin, TX 78731.

We do not currently lease or own any other real property.

8.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Delaware on November 22, 2013. Our principal executive offices are located at at 616 Corporate Way, Suite 2-6564, Valley Cottage, NY 10989. Mobodexter , Inc. is a company dedicated to providing software for IoT companies to build and launch.

Nest and Sonos were the tip of the iceberg — connected devices or Internet of Things has emerged as the next frontier of technology to make our lives better by seamlessly connecting humans to our environment. Our platform is ready - we’ve already partnered with Amazon for robust cloud storage and Intel, Qualcomm, Advantech and Microsoft to simplify IoT hardware. This industry is about to explode and Mobodexter will be the backend software that powers an entire connected hardware revolution.

Mobodexter makes it simple for Internet of Things companies to build and launch. We handle all the complicated backend software so teams can focus on beautiful products. Just as Amazon Web Services supports millions of websites, Mobodexter will be the out-of-the-box foundation that powers the entire IoT industry. Eventually every smart lightbulb, thermostat, Bluetooth and Wi-Fi device will rest on our Paasmer software. Mobodexter is the foundation of a connected future that’s only just begun.

Don't make the mistake of underestimating the Internet of Things and its radical effect on business. Companies like UPS, Boeing, GM and Starbucks (to name a few) are all embracing IoT. Yet the current strategy to build backend IoT software in house stifles innovation and costs companies huge profits in the long run. They need an end-to-end solution to make it simple to launch new products without the headache of complicated backend systems.

The MoboDexter team has developed the flexible and versatile software that ties it all together and makes it simple for companies to focus on real innovation and not just the costly foundational infrastructure.

In the long term, PAASMER’s goal is to enable Artificial intelligence so that Things can act with their own intelligence in the best interest of the user. MoboDexter has arrived at the perfect time just when the IoT industry is about to hit exponential growth. This is an incredible value proposition and opportunity for their investors.

The revenue generation comes from three different streams:
1) Professional & Consultancy services to build the solution.
2) Licensing fees on the gateway OS
3) Subscription fees on the cloud.
We expect the services component to be higher in the initial phases and then taper down as we engage more partners to enable our clients.

Operating Results

Our Company is currently in the growth stage and has been generating revenue since 2014. Our operating expenses consist of the costs incurred in 2016.

Our revenue for 2015 has been only professional services engagement as we were getting our IoT platform ready to launch in 2016. In 2016, our business model for platform business started and it was based Freemium model for all initial client acquisitions. Hence we don't have any major revenue realization until our clients go for production implementation. As most of our clients are going to production in 2017, we will revenue recognition for the client acquisitions done in 2016. Also as we closed our Regulation C funding in the end of 2016, we started making investments in sales and marketing functions to drive aggressive revenue growth.  We are seeing a significant traction towards our planned revenue growth for 2017 because of our increased investment in sales and marketing function and due to efforts put in client acquisition in 2016.

To meet our need for cash we are attempting to raise money from this offering, the maximum aggregate amount of this offering will be required to further implement our growth/expansion plan. We are planning to use this funding for marketing, and grow our client base. This amount will help us to generate significant revenue with our new offerings in terms of features, new items to sell, and better and easier user interface designs. We are expecting a significant amount of growth in terms of revenue, users, and market share with this raise.

Liquidity and Capital Resources

As of December 31, 2016, the Company had $127,192.38 in cash and total liabilities of $33,535.23 As of December 31th, 2016, the Company has incurred total expenses for 2016 of $4,485.27, related to the operation.  We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $3,900,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months, and achieve significant growth.

We are ramping up our revenue plan for 2017 aggressively and we plan to spend in a few area where our competition has been doing well. Also our business model is to realize revenue from our client only after a minimum of two quarters after signing a client. Hence our cost of client acquisition will get larger as the IoT domain is new and many of our clients are in exploratory phase.

Our current capital available could last for up to 6 months of 2017 and we have already started execution of our high revenue growth plans. Assuming we complete the capital raise through this offering by mid-2017 we would be able to fund operation with 25% funds per quarter for continuing our operations and aggressively move towards our competition revenue rates. That means, we could operate up to Q3 2017 with 25% offering; we could operate up to Q4 2017 with 50% offering; we could operate up to Q1 2018 with 75% offering and we could operate up to Q2 2018 with 100% offering.

Although we planning a major marketing and development approach, there is no guarantee that we will be successful. Our plan will depend highly on our funds, the availability of those funds, and the success of our implementation. Upon the qualification of the Form 1-A, the Company plans to pursue its marketing and growth plan. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of rapid growth will be adversely affected and the Company may not be able to pursue its goals if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to grow and to implement its plan. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are dependent upon the success of this offering to achieve our planned growth, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with only two years in operation to date, we would likely have to pay additional costs associated with loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to scale back its rapid growth plan.

Off-Balance Sheet Arrangements

As of December 31, 2016, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to focus on its growth strategy and growing its customer base.

9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
Appointment
Chandramouli Srinivasan	CEO		November 22, 2013
Kavitha Gopalan	CMO		November 22, 2013

Chandramouli Srinivasan, Co-Founder & CEO:

Mouli has overall industry experience of 17+ years in product engineering in HP & Intel. Mouli is leading MOBODEXTER as CEO for the past 3+ years and one of his key accomplishment is that he generated revenue within 3 months of founding the company. He Co-Founded & Exited ViewFindAR. Before that, he held position in Intel as an Engineering Manager, and has built new teams from scratch and lead them to deliver on challenging business goals. He is viewed by the industry as a passionate leader with a very strong business acumen.

Kavitha Gopalan, Co-Founder & CMO:

Kavitha has overall industry experience of 16+ years in Product Designs, technical marketing and program management . Kavitha is leading MOBODEXTER as CMO for the past 2+ years and she has been instrumental in working with partners and clients. Before MoboDexter, she held position in Intel as a Program Manager, leading the ODM design initiatives for Intel with a partner list that including Samsung, Toshiba & LG. She is viewed by the industry as a strategic leader with a very strong thought leadership skills.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than two (2) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

The two directors Mr. Chandramouli Srinivasan, and Mrs. Kavitha Gopalan are husband & wife.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

 Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

 Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

 Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

 Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

 Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

 Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

 Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

None.

10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our five highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Chandramouli Srinivasan	CEO	-0-	-0-	-0-
Kavitha Gopalan	CMO	-0-	-0-	-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Set forth below is information regarding the beneficial ownership of our common and preferred stock, our outstanding class of capital stock, as of December 31, 2016 by (i) each person whom we know owned, beneficially, more than 10% of the outstanding shares of our common stock, and (ii) all of the current officers and directors as a group. We believe that, except as noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.

Except as otherwise provided in the charter or the bylaws or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation. (ii) Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. (iii) Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (2)	acquirable	(3)
Chandramouli Srinivasan Class “B”	9,738,406	0	48.7%.
Kavitha Gopalan Class “B”	9,738,406	0	48.7%
All directors and officers as a Class “B” group (2 persons)	19,476,812	0	97.4%
Other Shareholders Class “A” Total shareholders Class “A” & “B”	523,188 20,000,000	0 0	2.6% 100%
(1)	The address of those listed is 616 Corporate Way, Suite 2-6564, Valley Cottage, NY 10989
(2) (3)

Unless otherwise indicated, all shares are owned directly by the beneficial owner.

The officers shareholders own the total of 19,476,812 Class “B” shares 50% each, and the other shareholders own 523,188 of the Class “A” shares.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inceptions, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

13.   SECURITIES BEING OFFERED

Our authorized capital stock consists of seventy five million (75,000,000) shares of Common Stock, par value $0.0001 per share. As of December 31, 2016, we had 20,000,000 shares common stock outstanding.

Capital Stock

We are offering 3,900,000 shares of our capital stock in this Offering.

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.0001 par value per share. As of December 31, 2017 we had 20,000,000 shares of common stock outstanding and zero shares of preferred stock outstanding. Outstanding shares are distributed in this order: Chandramouli Srinivasan owns 9,738,406 Class “B” shares, Kavitha Gopalan owns 9,738,406 Class “B” shares. Other shareholders own the total 523,188 Class “A” common shares. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 20,000,000 shares of common stock issued and outstanding held by three hundred and forty (340) shareholders. Additionally, the company will issue additional 3,900,000 Class “A” shares to complete the offering.

Voting Rights. (a) Voting Rights. (i) Except as otherwise provided in the charter or the bylaws or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation. (ii) Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. (iii) Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 20,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. Additional to the founders shares, we will issue 3,900,000 shares at maturity to satisfy the offering, and per the “1A” qualification the 3,900,000 shares shall be free tradable.

The 20,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

      1% of the number of shares then outstanding, which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotment option is exercised in full); and

      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: the issuer of the securities that was formerly a shell company has ceased to be a shell company;

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

14.   FINANCIAL STATEMENTS

MOBODEXTER , INC.

(A DEVELOPMENTAL STAGE COMPANY)

FINANCIAL STATEMENTS

For the period ended December 31, 2016 & December 31, 2015

CONTENTS:

Balance Sheet as of December 31, 2016

Statement of Operations for the period from January 1, 2016 to December 31, 2016

Statements of Stockholder's Deficit for the period from January 1, 2016 to December 31, 2016

Statements of Cash Flows for the period from January 1, 2016 to December 31, 2016

Balance Sheet as of December 31, 2015

Statement of Operations for the period from January 1, 2015 to December 31, 2015

Statements of Stockholder's Deficit for the period from January 1, 2015 to December 31, 2015

Statements of Cash Flows for the period from January 1, 2015 to December 31, 2015

Notes to the Financial Statements

MOBODEXTER , INC.

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEET

As of December 31, 2016

               Unaudited

ASSETS	December 31, 2016
$
Current Assets:
Cash	127,192.38
Total Current Assets	127,192.38
Other Assets:
Software	290,000
Total Other Assets	290,000
TOTAL ASSETS	417,192.38

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Note	20,188.00
Total Current Liabilities	13,347.23
Total Liabilities	33,535.23

Stockholders’ Equity
Common Stock, Par Value $0.0001, 75,000,000 Authorized, 20,000,000 Issued & Outstanding	267,391
Additional Paid In Capital	0
Prior Accumulated Retained Earnings	(51,349)
Current net profit (loss)	120,172.03
Less: Dividends	-

Total Shareholders’ Equity	336,214.03

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	369,749.26

The accompanying notes are an integral part of these financial statements.

MOBODEXTER , INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period January 1, 2016 through December 31, 2016

                                                                                                                            Unaudited

From January 1, 2016 to Dec 31, 2016
$

Revenue	124,657.30

Operating expenses:	4,485.27
Total operating expenses	4,485.27

Net Profit	120,172.03

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	0.00

Weighted-average number of common shares outstanding	20,000,000

The accompanying notes are an integral part of these financial statements.

MOBODEXTER , INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of January 1, 2016 to December 31, 2016

					Unaudited
	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
		$	$	$	$
Beginning Balance, January 1, 2016	-	0
Issuance of Common Stock $0.0001 Par Value	20,000,000
Net Income (Loss)		120,172.03		120,172.03

Ending Balance, Dec 31, 2016	20,000,000	267,391	-	120,172.03	340,699

The accompanying notes are an integral part of these financial statements.

MOBODEXTER,INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD January 1, 2016 TO December 31, 2016

                                                                                                                            Unaudited

From January 1, 2016 to Dec 31, 2016
$
Cash Flows from Operating Activities

Net Income (loss)	124,657
Net cash used in operating activities	(4,485)
Total Cash Flow from Operating Activities	120,172

Cash Flows from Financing Activities
Common Stock issued	0
Related Party Loan	500
Net Cash Flows From Financing Activities	0
Total Cash Flows from Financing Activities	500

Net Increase In Cash	120,672

Cash – Beginning	6,546
Cash – Ending	127,218

The accompanying notes are an integral part of these financial statements.

MOBODEXTER , INC.

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEET

As of December 31, 2015

               Unaudited

ASSETS	December 31, 2015
$
Current Assets:
Cash Receivables Other current assets	24,475 4,152 19,755
Total Current Assets	48,382
Other Assets:
Equipment	8,921
Total Other Assets	8,921
TOTAL ASSETS	57,442

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities: Note payable:	53,199 122,545
Stockholders’ Equity
Common Stock, Par Value of .0001 1000 Authorized & Issued & Outstanding	200
Additional Paid In Capital	22,708
Prior Accumulated Retained Earnings	(140,932)
Current net profit (loss)	0
Less: Dividends	-

Total Shareholders’ Equity	(118,222)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	57,442

The accompanying notes are an integral part of these financial statements.

MOBODEXTER , INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period January 1, 2015 through December 31, 2015

                                                                                                                            Unaudited

From January 1, 2015 to December 31, 2015
$

Revenue	205,606

Operating expenses:	274,566
Total operating expenses	274,566

Net Profit	(68,960)

Other income (loss)	1,885
Net income (loss)	(67,075)
Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	0.0

Weighted-average number of common shares outstanding	200

The accompanying notes are an integral part of these financial statements.

MOBODEXTER, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of January 1, 2015 to December 31, 2015

					Unaudited
	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
		$	$	$	$
Beginning Balance, December 31, 2015	1000	2	22,708
Issuance of Common Stock
Net Income (Loss)	-			(67,075)

Ending Balance, December 31, 2015	1000	2	22,708	(140,932)	(118,222)

The accompanying notes are an integral part of these financial statements.

MOBODEXTER , INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD January 1, 2015 TO December 31, 2015

                                                                                                                            Unaudited

From January 1, 2015 to December 31, 2015
$
Cash Flows from Operating Activities

Net Income (loss)	(67,075)
Net cash used in operating activities	24,420
Total Cash Flow from Operating Activities	(42,655)

Cash Flows from Financing Activities
Common Stock issued	-
Related Party Loan	42,435
Net Cash Flows From Financing Activities	6,206
Total Cash Flows from Financing Activities	47,435

Net Increase In Cash	4,054

Cash – Beginning	20,421
Cash – Ending	24,475

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

Mobodexter , Inc. (“the Company”) was incorporated in Delaware on November 22, 2013. Mobodexter , Inc. is a company dedicated to providing software for IoT companies to build and launch. Mobodexter makes it simple for Internet of Things companies to build and launch. The Company handles all the complicated backend software so teams can focus on beautiful products. Just as Amazon Web Services supports millions of websites, Mobodexter will be the out-of-the-box foundation that powers the entire IoT industry. Eventually every smart lightbulb, thermostat, Bluetooth and Wi-Fi device will rest on our Paasmer software. Mobodexter is the foundation of a connected future that’s only just begun. The MoboDexter team has developed the flexible and versatile software that ties it all together and makes it simple for companies to focus on real innovation and not just the costly foundational infrastructure.
In the long term, PAASMER’s goal is to enable Artificial intelligence so that Things can act with their own intelligence in the best interest of the user. MoboDexter has arrived at the perfect time just when the IoT industry is about to hit exponential growth. This is an incredible value proposition and opportunity for their investors.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

The revenue generation comes for the platform comes from professional and consultancy services provided to build the solution, licensing fees on the gateway OS, and subscription fees on the cloud. We expect the services component to be higher in the initial phases and then taper down as we engage more partners to enable our clients.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the

Note 2.     Summary of Significant Accounting Policies (continued)

portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of January 30, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Note 2.     Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

12/31/16

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

12/31/16
Deferred tax assets

Net operating gain/losses	$124,657.30

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2016.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period January 1, 2016 through December 31, 2016, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On December 14, 2016, the Company issued 9,738,406 of its authorized common stock to Chandramouli Srinivasan as founder’s Class “B” shares.

On December 14, 2016 the Company issued 9,738,406 of its authorized common stock to Kavitha Gopalan as founder’s Class “B” shares.

On December 31, 2016 the Company issued 523,188 of its authorized common Class “A” stock to the other shareholders as consideration for $267,391.

Related Party Note.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of December 31th, 2016 the Company had 20,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Mobodexter , Inc. for the period January 1st, 2016 (inception) through December 31, 2016

12/31/16

Net Income (Loss)	$124,657.30

Weighted-average common shares outstanding basic:

Weighted-average common stock	20,000,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares	20,000,000
outstanding- Diluted

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None/

15. INDEX TO EXHIBITS

Exhibit 2.1 Certificate of Incorporation Mobodexter  Inc.*

Exhibit 2.2 Bylaws of Mobodexter  Inc.*

Exhibit 2.3 Board of meeting minutes*
Exhibit 3 Form of Subscription Agreement*
Exhibit 7 Opinion re legality*

•Previously provided

16.  SIGNATURES

MOBODEXTER , INC.

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Cottage and Rockland County of the State of New York, on March 16, 2017.

Mobodexter , Inc.

By:	_______________________
Name:	/s/ Chandramouli Srinivasan Chandramouli Srinivasan
Title:	Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

______________________		March16,2017
/s/ Chandramouli Srinivasan Chandramouli Srinivasan	Chief Executive Officer
_______________________		March 16, 2017
/s/ Kavitha Gopalan Kavitha Gopalan	Chief Information Officer